Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D. C. 20549



                                          Re:    Colonial Properties Trust
                                                 (File No. 1-12358)
                                                 Registrations on Form S-8
                                                 Registrations on Form S-3

     We are aware that our report dated November 13, 2001 on our review of the interim financial information of Colonial Properties Trust for the three-month and nine-month periods ended September 30, 2001 and 2000 and included in the Company's quarterly report on Form 10-Q for the quarters then ended, is incorporated by reference in the registration statements on Form S-8 related to certain restricted shares and stock options filed on September 29, 1994; Form S-8 related to the Non-Employee Trustee Share Plan filed on May 15, 1997; Form S-8 related to the Employee Share Purchase Plan filed on May 15, 1997; Form S-8 related to changes to First Amended and Restated Employee Share Option and Restricted Share Plan and Non-Employee Trustee Share Option Plan filed on May 15, 1997; Form S-3 related to Shelf Registration filed November 20, 1997; Form S-3 related to the Dividend Reinvestment Plan filed on April 19, 1995, as amended; Form S-8 related to the registration of common shares issuable under the Colonial Properties Trust 401(k)/Profit-Sharing Plan filed on October 15, 1996; and Form S-3 related to the registration of common shares issuable under the Colonial Realty Limited Partnership Executive Unit Purchase Program filed on February 6, 2001. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                                 /s/ PricewaterhouseCoopers LLP
                                                     PricewaterhouseCoopers LLP




Birmingham, Alabama
November 14, 2001